Amended and Restated Effective as of July 22, 2010

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WISCONSIN ENERGY CORPORATION
DEATH BENEFIT ONLY PLAN
Amended and Restated Effective as of July 22, 2010

Purpose

The Wisconsin Energy Corporation Death Benefit Only Plan (the "Plan") was established effective May 1, 2003 to provide selected employees of Wisconsin Energy Corporation, a Wisconsin corporation, and its subsidiaries, if any, that sponsor this Plan, with an employment benefit similar to term life insurance, as an alternative arrangement to a split-dollar life insurance program. The Plan was amended and restated effective as of December 3, 2009. The Plan is hereby further amended and restated effective as of July 22, 2010.

  ARTICLE 1
  Definitions

  For the purposes of this Plan, unless otherwise clearly apparent from the context, the following phrases or terms shall have the following indicated meanings:

    1.1.       "Base Annual Salary" shall mean the Participant's base salary, i.e., the amount of cash compensation payable by the Employer to the Participant relating to services performed during the related calendar year, excluding bonuses, commissions, overtime, fringe benefits, stock options, relocation expenses, incentive payments, non-monetary awards, director fees and other fees, and automobile and other allowances paid to a Participant for employment services rendered (whether or not such allowances are included in the Employee's gross income). Base Annual Salary shall be calculated before reduction for compensation voluntarily deferred or contributed by the Participant pursuant to all qualified or non-qualified plans of any Employer and shall be calculated to include amounts not otherwise included in the Participant's gross income under Code Sections 125, 402(e)(3), 402(h), or 403(b) pursuant to plans established by any Employer; provided, however, that all such amounts will be included in compensation only to the extent that had there been no such plan, the amount would have been payable in cash to the Employee.

    1.2.       "Beneficiary" shall mean one or more persons, trusts, estates or other entities, designated in accordance with Article 4, that are entitled to receive a benefit under this Plan upon the death of a Participant.

    1.3.       "Beneficiary Designation Form" shall mean the form established from time to time by the Committee, that a Participant completes, signs and returns to the Committee to designate one or more Beneficiaries.

    1.4.       "Benefit Factor" shall mean a percentage, determined by the Committee in its sole discretion, as set forth in this Section 1.4, which shall be multiplied by a Participant's Final Salary to determine the Participant's death benefit under the Plan. Subject to change by the Committee in its sole discretion from time to time, if a Participant dies while employed by the Company, the Participant's Benefit Factor shall be 300%. Subject to change by the Committee in its sole discretion from time to time, if a Participant dies after Retirement, the Participant's Benefit Factor shall be 100%.

    1.5.       "Board" shall mean the board of directors of the Company.

    1.6.       "Claimant" shall have the meaning set forth in Section 8.1.

    1.7.       "Code" shall mean the Internal Revenue Code of 1986, as it may be amended from time to time.

    1.8.       "Committee" shall mean the committee described in Article 6.

    1.9.       "Company" shall mean Wisconsin Energy Corporation, a Wisconsin corporation, and any successor to all or substantially all of the Company's assets or business.

    1.10.       "Employee" shall mean a person who is an employee of any Employer.

    1.11.       "Employer(s)" shall mean the Company and/or any of its subsidiaries (now in existence or hereafter formed or acquired) that have been selected by the Board to participate in the Plan and have adopted the Plan as a sponsor.

    1.12.       "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as it may be amended from time to time.

    1.13.       "Final Salary" shall be the Participant's Base Annual Salary measured as of the March 1 immediately preceding the date on which the Participant's employment terminates with any Employer due to death or Retirement.

    1.14.       "Participant" shall mean any Employee (i) who is selected to participate in the Plan, (ii) who signs a Participation Agreement and a Beneficiary Designation Form, (iv) whose signed Participation Agreement and Beneficiary Designation Form are accepted by the Company and the Committee respectively, (v) who commences participation in the Plan and (vi) whose Participation Agreement has not terminated. A spouse or former spouse of a Participant shall not be treated as a Participant in the Plan even if he or she has an interest in the Participant's benefits under the Plan as a result of applicable law or property settlements resulting from legal separation or divorce.

    1.15.       "Participation Agreement" shall mean a written agreement, as may be amended from time to time, which is entered into by and between the Company and a Participant. Should there be more than one Participation Agreement, the Participation Agreement bearing the latest date of acceptance by the Company shall supersede all previous Participation Agreements in their entirety and shall govern such entitlement. The terms of any Participation Agreement may be different for any Participant, and any Participation Agreement may provide additional benefits not set forth in the Plan or limit the benefits otherwise provided under the Plan; provided, however, that any such additional benefits or benefit limitations must be agreed to by both the Company and the Participant.

    1.16.       "Plan" shall mean the Wisconsin Energy Corporation Death Benefit Only Plan, which shall be evidenced by this instrument and by each Participation Agreement, as they may be amended from time to time.

    1.17.       "Retirement", "Retire(s)" or "Retired" shall mean the severance from employment from all Employers on or after age fifty-five (55) with at least 10 years of service or on or after age sixty-five (65). Notwithstanding the preceding sentence, if a Participant's employment terminates with all Employers, and such Participant is not otherwise eligible to Retire, the Committee may, in its sole discretion, deem such Participant to have Retired for purposes of this Plan.

    1.18.       "Tax Factor" shall be a decimal, as determined in the sole discretion of the Committee, based on the highest combined Federal and state net effective income tax rate in effect for the year in which a benefit becomes payable to a Participant's Beneficiary under this Plan. For purposes of calculating the Tax Factor, the (i) Federal income tax rate shall be based on the highest marginal Federal income tax rate, and (ii) the state income tax rate shall be based on the highest marginal state income tax rate for the Participant's state of residence. Using those rates, the Tax Factor will be determined using the following formula. Assuming that the highest marginal Federal income tax rate, expressed as a decimal, is X, and the highest marginal state income tax rate, expressed as a decimal, is Y, the Tax Factor equals (1-X) times (1-Y). For example, if X is 0.40, and Y is 0.10, the Tax Factor would be .54. The Tax Factor shall be rounded up or down to two decimal places, using normal rounding convention.

  ARTICLE 2
  Selection, Enrollment, Eligibility

    2.1.       Selection by Committee. Participation in the Plan shall be limited to a select group of management or highly compensated Employees, as determined by the Committee in its sole discretion. From that group, the Committee shall select, in its sole discretion, Employees to participate in the Plan.

    2.2.       Enrollment Requirements. As a condition to participation, each selected Employee shall complete, execute and return to the Committee a Participation Agreement and a Beneficiary Designation Form, all within the time period specified by the Committee.

    2.3.       Eligibility; Commencement of Participation. An Employee selected to participate in the Plan who has met all enrollment requirements set forth in the Plan and required by the Committee, including returning all required documents to the Committee within the specified time period, shall commence participation in the Plan on the first day of the month following the month in which the Employee completes all enrollment requirements.

    2.4.       Termination of Participation. Notwithstanding any other provision of the Plan, (i) all Employers and the Committee shall be fully and completely discharged from all further obligations under this Plan with respect to the Participant (or his or her Beneficiary), and

    (ii) the Participant's Participation Agreement, if any, shall terminate in the following circumstances:

      A Participant terminates employment with all Employers before his or her Retirement for any reason other than death. Such Participant's termination of Plan participation shall occur effective as of the date his employment terminates;

      A Participant who Retired before December 3, 2009 elects to receive a lump sum payment in lieu of the death benefit payable to his or her Beneficiary under the Plan by executing an election form established by the Committee and submitting the signed election form to the Committee's designated representative by the deadline established by such representative. Such Participant's termination of Plan participation shall occur effective upon receipt of a signed election form by the Committee's designated representative.

  ARTICLE 3
  Benefits

    3.1.       Death during Employment or after Retirement. If a Participant dies while employed with an Employer, or if a Participant dies after Retirement and such Retirement occurred prior to December 3, 2009, his or her Beneficiary shall be entitled to receive a death benefit calculated by first multiplying (i) the Participant's Final Salary, by (ii) the Participant's Benefit Factor. The product that results from multiplying (i) by (ii) shall then be divided by the applicable Tax Factor, and will produce the death benefit to which the Participant's Beneficiary shall be entitled.

    For example, if a Participant dies while employed with an Employer with a Final Salary of $150,000 and a Benefit Factor of 300%, then the Participant's Final Salary multiplied by his or her Benefit Factor equals $450,000. If the highest marginal Federal income tax rate, expressed as a decimal, is .40, and the highest marginal state income tax rate, expressed as a decimal, is .10, then the Tax Factor equals .54. The Beneficiary would be entitled to receive a death benefit equal to $833,333.33, calculated as follows:

              $450,000
    .54

    For the avoidance of doubt, Participants who are actively employed with an Employer on December 3, 2009 shall not be entitled to a death benefit if the Participant dies after Retirement. Such Participants shall be eligible for a death benefit under this Plan only if the Participant dies while actively employed with an Employer.

    In addition, Retired Participants who submit a signed election form as provided in Section 2.4(b) shall not be entitled to a death benefit if the Participant dies after the Committee's designated representative receives the signed election form. In the event a Retired Participant dies after submitting the signed election form, but before actual payment of such lump sum amount to which his election relates, the Plan shall pay such lump sum amount to the Participant's Beneficiary and not the death benefits otherwise provided by the Plan in the absence of such election.

    A Retired Participant who does not elect to receive a lump sum payment as provided in Section 2.4(b) continues to be eligible for the death benefit otherwise payable to his or her Beneficiary under the Plan. A list of Retired Participants eligible for a death benefit provided by the Plan is attached hereto in Appendix A.

    3.2.       Payment of Benefits. Death benefits provided under this Plan shall be paid to the Participant's Beneficiary in a lump sum payment no later than sixty (60) days after the date on which the Committee is provided with proof, that is satisfactory to the Committee, of the Participant's death.

    3.3.       Termination of Right to Benefits. If the Participant's death occurs after any of the circumstances described in Section 2.4, no death benefits provided under this Plan shall be paid to the Participant's Beneficiary.

    3.4.       Certain Limitations. The Company may purchase certain life insurance policies on the lives of Participants and the Company shall be the sole owner and beneficiary of these policies at all times. Notwithstanding any other provision of the Plan, no benefits shall be payable under the Plan if death occurs under circumstances such that a policy on the life of a Participant owned by the Company does not pay a full death benefit, as will occur, for example, in the case of suicide within two years after the policy date.

  ARTICLE 4
  Beneficiary Designation

    4.1.       Designation of Beneficiary; Change of Beneficiary Designation. Upon the commencement of participation in the Plan, each Participant shall designate his or her Beneficiary by completing and signing the Beneficiary Designation Form, and returning it to the Committee or its designated agent. The Beneficiary designated under this Plan may be the same as or different from the Beneficiary designation under any other plan of an Employer in which the Participant participates. A Participant shall have the right to change a Beneficiary by completing, signing and otherwise complying with the terms of the Beneficiary Designation Form and the Committee's rules and procedures, as in effect from time to time. Upon the acceptance by the Committee of a new Beneficiary Designation Form, all Beneficiary designations previously filed shall be canceled. The Committee shall be entitled to rely on the last Beneficiary Designation Form filed by the Participant and accepted by the Committee prior to his or her death.

    4.2.       Acknowledgment. No designation or change in designation of a Beneficiary shall be effective until received and acknowledged in writing by the Committee or its designated agent.

    4.3.       No Beneficiary Designation. If a Participant fails to designate a Beneficiary as provided above or, if all designated Beneficiaries predecease the Participant or die prior to complete distribution of the Participant's benefit, then the Participant's designated

    Beneficiary shall be deemed to be his or her surviving spouse. If the Participant has no surviving spouse, the benefits under the Plan shall be payable to the executor or personal representative of the Participant's estate.

    4.4.       Doubt as to Beneficiary. If the Committee has any doubt as to the proper Beneficiary to receive payments pursuant to this Plan, the Committee shall have the right, exercisable in its discretion, to cause the Participant's Employer to withhold such payments until this matter is resolved to the Committee's satisfaction.

    4.5.       Discharge of Obligations. The payment of benefits under the Plan to a Beneficiary shall fully and completely discharge all Employers and the Committee from all further obligations under this Plan with respect to the Participant (or his or her Beneficiary), and that Participant's Participation Agreement shall terminate upon such full payment of benefits.

    4.6.       Effect of Divorce. If a Participant designates the Participant's spouse as a Beneficiary and then becomes divorced from the spouse, the designation of such former spouse as a Beneficiary shall automatically become null and void effective with the date of divorce and such former spouse shall be deemed to have predeceased the Participant.

  ARTICLE 5
  Termination, Amendment or Modification

    5.1.       Termination. Although each Employer anticipates that it will continue the Plan for an indefinite period of time, there is no guarantee that any Employer will continue the Plan or will not terminate the Plan at any time in the future. Accordingly, each Employer reserves the right to discontinue its sponsorship of the Plan and/or to terminate the Plan at any time with respect to any or all of its participating Employees, by action of its board of directors or by action of a committee or individual authorized by the board of directors to take such action. However, the termination of the Plan shall not adversely affect (i) any Participant who, at the time of Plan termination, has previously terminated employment with any Employer due to Retirement, or (ii) any Beneficiary who, at the time of Plan termination, has previously become entitled to the payment of a benefit under the Plan.

    5.2.       Amendment. Any Employer may, at any time, amend or modify the Plan in whole or in part with respect to that Employer by action of its board of directors or by action of a committee or individual authorized by the board of directors to take such action; provided, however, that (i) no amendment or modification shall be effective to decrease or restrict the right of any Participant who, as of the effective date of the amendment or modification, has previously terminated employment with any Employer due to Retirement, (ii) no amendment or modification of this Section 5.2 shall be effective, and (iii) no amendment or modification of the Plan shall affect any Beneficiary who, as of the effective date of the amendment or modification, has previously become entitled to the payment of a benefit under the Plan.

  ARTICLE 6
  Administration

    6.1.       Committee Duties. Except as otherwise provided in this Article 6, this Plan shall be administered by a Committee, which shall consist of the Board, or such committee as the Board shall appoint. Members of the Committee may be Participants under this Plan. The Committee shall also have the discretion and authority to (i) make, amend, interpret, and enforce all appropriate rules and regulations for the administration of this Plan and (ii) decide or resolve any and all questions including interpretations of this Plan, as may arise in connection with the Plan. Any individual serving on the Committee who is a Participant shall not vote or act on any matter relating solely to himself or herself. When making a determination or calculation, the Committee shall be entitled to rely on information furnished by a Participant or the Company.

    6.2.       Agents. In the administration of this Plan, the Committee may, from time to time, employ agents and delegate to them such administrative duties as it sees fit (including acting through a duly appointed representative) and may from time to time consult with counsel who may be counsel to any Employer.

    6.3.       Binding Effect of Decisions. The decision or action of the Committee with respect to any question arising out of or in connection with the administration, interpretation and application of the Plan and the rules and regulations promulgated hereunder shall be final and conclusive and binding upon all persons having any interest in the Plan.

    6.4.       Indemnity of Committee. All Employers shall indemnify and hold harmless the members of the Committee and any Employee to whom the duties of the Committee may be delegated, against any and all claims, losses, damages, expenses or liabilities arising from any action or failure to act with respect to this Plan, except in the case of willful misconduct by the Committee, any of its members or any such Employee.

    6.5.       Employer Information. To enable the Committee to perform its functions, the Company and each Employer shall supply full and timely information to the Committee on all matters relating to the compensation of its Participants, the date and circumstances of the Retirement, death or other termination of employment of its Participants, and such other pertinent information as the Committee may reasonably require.

  ARTICLE 7
  Other Benefits and Agreements

    7.1.       Coordination with Other Benefits. The benefits provided for Participant's Beneficiary under the Plan are in addition to any other benefits available to such Participant under any other plan or program for employees of the Participant's Employer. The Plan shall supplement and shall not supersede, modify or amend any other such plan or program except as may otherwise be expressly provided.

  ARTICLE 8
  Claims Procedures

    8.1.       Presentation of Claim. Any Participant or Beneficiary (such Participant or Beneficiary being referred to below as a "Claimant") may deliver to the Committee a written claim for benefits. If such a claim relates to the contents of a notice received by the Claimant, the claim must be made within 90 days after such notice was received by the Claimant. All other claims shall be made within 180 days of the date on which the event that caused the claim to arise occurred. The claim shall state with particularity the determination desired by the Claimant. A claim shall be considered to have been made when a written communication made by the Claimant or the Claimant's representative is received by the Committee.

    8.2.       Decision on Initial Claim. The Committee shall consider a Claimant's claim and provide written notice to the Claimant of any denial within a reasonable time, but no later than 90 days after receipt of the claim. If an extension of time beyond the initial 90-day period for processing is required, written notice of the extension shall be provided to the Claimant before the initial 90-day period expires indicating the special circumstances requiring an extension of time and the date by which the Committee expects to render a final decision. In no event shall the period, as extended, exceed 180 days. If the Committee denies, in whole or in part, the claim, the notice shall set forth in a manner calculated to be understood by the Claimant:

      The specific reasons for the denial of the claim, or any part thereof;

      Specific references to pertinent Plan provisions upon which such denial was based;

      A description of any additional material or information necessary for the Claimant to perfect the claim, and an explanation of why such material or information is necessary; and

      An explanation of the claim review procedure set forth in Section 8.3 below, which explanation shall also include a statement of the Claimant's right to bring a civil action under ERISA Section 502(a) following a denial of the claim upon review.

    8.3.       Right to Review. A Claimant is entitled to appeal any claim that has been denied in whole or in part. To do so, the Claimant must submit a written request for review with the Committee within 60 days after receiving a notice from the Committee that a claim has been denied, in whole or in part. Absent receipt by the Committee of a written request for review within such 60-day period, the claim shall be deemed to be conclusively denied. The Claimant (or the Claimant's duly authorized representative) may:

      Review and/or receive copies of, upon request and free of charge, all documents, records, and other information relevant to the Claimant's claim;

      Submit written comments, documents, records or other information relating to his claim, which the Committee shall take into account in considering the claim on review, without regard to whether such information was submitted or considered in the initial review of the claim; and/or

      Request a hearing, which the Committee, in its sole discretion, may grant.

    If a Claimant requests to review and/or receive copies of relevant information pursuant to paragraph (a) above before filing a written request for review, the 60-day period for submitting the written request for review will be tolled during the period beginning on the date the Claimant makes such request and ending on the date the Claimant reviews or receives such relevant information.

    8.4.       Decision on Review. The Committee shall render its decision on review promptly, and not later than 60 days after it receives a written request for review of the denial, unless a hearing is held or other special circumstances require additional time. In such case, the Committee will notify the Claimant, before the expiration of the initial 60-day period and in writing, of the need for additional time, the reason the additional time is necessary, and the date (no later than 60 days after expiration of the initial 60-day period) by which the Committee expects to render its decision on review. Notwithstanding the foregoing, if the Committee determines that an extension of the initial 60-day period is required due to the Claimant's failure to submit information necessary for the Committee to decide the claim, the time period by which the Committee must make its determination on review shall be tolled from the date on which the notification of the extension is sent to the Claimant until the date on which the Claimant responds to the request for additional information. The decision on review shall be written in a manner calculated to be understood by the Claimant, and it shall contain:

      Specific reasons for the decision;

      Specific reference(s) to the pertinent Plan provisions upon which the decision was based;

      A statement that the Claimant is entitled to receive, upon request and free of charge, reasonable access to and copies of, all documents, records or other information relevant (within the meaning of the Department of Labor Regulation Section 2560.503-1(m)(8)) to the Claimant's claim;

      A statement of the Claimant 's right to bring a civil action under ERISA Section 502(a) following a wholly or partially denied claim for benefits; and

      Such other matters as the Committee deems relevant.

    8.5.       Form of Notice and Decision. Any notice or decision by the Committee under this Article 8 may be furnished electronically in accordance with Department of Labor Regulation Section 2520.104b-(1)(c)(i), (iii) and (iv).

    8.6.       Legal Action. Any final decision by the Committee shall be binding on all parties. A Claimant's compliance with the foregoing provisions of this Article 8 is a mandatory prerequisite to a Claimant's right to commence any legal action with respect to any claim for benefits under this Plan.

  ARTICLE 9
  Miscellaneous

    9.1.       Status of Plan. The Plan is intended to be a plan that is not qualified within the meaning of Code Section 401(a) and that is unfunded and is maintained by an employer primarily for the purpose of providing welfare benefits for a select group of management or highly compensated employees within the meaning of 29 CFR § 2520.104-24. The Plan shall be administered and interpreted to the extent possible in a manner consistent with that intent.

    9.2.       Unsecured General Creditor. Participants and their Beneficiaries, heirs, successors and assigns shall have no legal or equitable rights, interests or claims in any property or assets of an Employer. For purposes of the payment of benefits under this Plan, any and all of an Employer's assets shall be, and remain, the general, unpledged unrestricted assets of the Employer. An Employer's obligation under the Plan shall be merely that of an unfunded and unsecured promise to pay money in the future.

    9.3.       Employer's Liability. An Employer's liability for the payment of benefits shall be defined only by the Plan and the Participation Agreement, as entered into between the Employer and a Participant. An Employer shall have no obligation to a Participant under the Plan except as expressly provided in the Plan and his or her Participation Agreement.

    9.4.       Nonassignability. Neither a Participant nor any other person shall have any right to commute, sell, assign, transfer, pledge, anticipate, mortgage or otherwise encumber, transfer, hypothecate, alienate or convey in advance of actual receipt, the amounts, if any, payable hereunder, or any part thereof, which are, and all rights to which are expressly declared to be, unassignable and non-transferable. No part of the amounts payable shall, prior to actual payment, be subject to seizure, attachment, garnishment or sequestration for the payment of any debts, judgments, alimony or separate maintenance owed by a Participant or any other person, be transferable by operation of law in the event of a Participant's or any other person's bankruptcy or insolvency or be transferable to a spouse as a result of a property settlement or otherwise.

    9.5.       Not a Contract of Employment. The terms and conditions of this Plan shall not be deemed to constitute a contract of employment between any Employer and the Participant. Such employment is hereby acknowledged to be an "at will" employment relationship that can be terminated at any time for any reason, or no reason, with or without cause, and with or without notice, unless expressly provided in a written employment agreement. Nothing in this Plan shall be deemed to give a Participant the right to be retained in the service of any Employer, as an Employee, or to interfere with the right of any Employer to discipline or discharge the Participant at any time.

    9.6.       Furnishing Information. A Participant or his or her Beneficiary will cooperate with the Committee by furnishing any and all information requested by the Committee and take such other actions as may be requested in order to facilitate the administration of the Plan and the payments of benefits hereunder, including but not limited to taking such physical examinations as the Committee may deem necessary.

    9.7.       Terms. Whenever any words are used herein in the masculine, they shall be construed as though they were in the feminine in all cases where they would so apply; and whenever any words are used herein in the singular or in the plural, they shall be construed as though they were used in the plural or the singular, as the case may be, in all cases where they would so apply.

    9.8.       Captions. The captions of the articles, sections and paragraphs of this Plan are for convenience only and shall not control or affect the meaning or construction of any of its provisions.

    9.9.       Governing Law. Subject to ERISA, the provisions of this Plan shall be construed and interpreted according to the internal laws of the State of Wisconsin without regard to its conflicts of laws principles.

    9.10.       Notice. Any notice or filing required or permitted to be given to the Committee under this Plan shall be sufficient if in writing and hand-delivered, or sent by registered or certified mail, to the address below:

                                Wisconsin Energy Corporation
                                Attn: Art Zintek
                                231 West Michigan Street
                                Milwaukee, WI 53203

    Such notice shall be deemed given as of the date of delivery or, if delivery is made by mail, as of the date shown on the postmark on the receipt for registration or certification.

    Any notice or filing required or permitted to be given to a Participant under this Plan shall be sufficient if in writing and hand-delivered, or sent by mail, to the last known address of the Participant.

    9.11.       Successors. The provisions of this Plan shall bind and inure to the benefit of the Participant's Employer and its successors and assigns and the Participant and the Participant's designated Beneficiaries.

    9.12.       Spouse's Interest. The interest in the benefits hereunder of a spouse of a Participant who has predeceased the Participant shall automatically pass to the Participant and shall not be transferable by such spouse in any manner, including but not limited to such spouse's will, nor shall such interest pass under the laws of intestate succession.

    9.13.       Validity. In case any provision of this Plan shall be illegal or invalid for any reason, said illegality or invalidity shall not affect the remaining parts hereof, but this Plan shall be construed and enforced as if such illegal or invalid provision had never been inserted herein.

    9.14.       Incompetent. If the Committee determines in its discretion that a benefit under this Plan is to be paid to a minor, a person declared incompetent or to a person incapable of handling the disposition of that person's property, the Committee may direct payment of such benefit to the guardian, legal representative or person having the care and custody of such minor, incompetent or incapable person. The Committee may require proof of minority, incompetence, incapacity or guardianship, as it may deem appropriate prior to distribution of the benefit. Any payment of a benefit shall be a payment for the account of the Participant and the Participant's Beneficiary, as the case may be, and shall be a complete discharge of any liability under the Plan for such payment amount.

    9.15.       Court Order. The Committee is authorized to make any payments directed by court order in any action in which the Plan or the Committee has been named as a party. In addition, if a court determines that a spouse or former spouse of a Participant has an interest in the Participant's benefits under the Plan in connection with a property settlement or otherwise, the Committee, in its sole discretion, shall have the right, notwithstanding any election made by a Participant, to immediately distribute the spouse's or former spouse's interest in the Participant's benefits under the Plan to that spouse or former spouse.

    9.16.       Insurance. The Employers, on their own behalf, and, in their sole discretion, may apply for and procure insurance on the life of the Participant, in such amounts and in such forms as the Employers may choose. The Employers shall be the sole owner and beneficiary of any such insurance. The Participant shall have no interest whatsoever in any such policy or policies, and at the request of the Employers shall submit to medical examinations and supply such information and execute such documents as may be required by the insurance company or companies to whom the Employers have applied for insurance.

APPENDIX A

As set forth in Section 3.1, Retired Participants who are entitled to the death benefits payable under the Plan are listed in this Appendix A. Such Participant's have not elected to receive a lump sum payment as provided in Section 2.4(b).